Exhibit 99.1

KKR & Co. L.P. Announces Second Quarter 2012 Results

Strong investment appreciation drives meaningful economic net income

GAAP net income attributable to KKR & Co. L.P. was $146.3 million and $336.7 million for the quarter and six months ended June 30, 2012, respectively, up from $39.6 million and $199.2 million in the comparable periods of 2011.

Assets under management (“AUM”) totaled $61.5 billion as of June 30, 2012, down from $62.3 billion as of March 31, 2012.

Fee related earnings (“FRE”) were $69.8 million and $143.1 million for the quarter and six months ended June 30, 2012, respectively, down from $76.1 million and $202.3 million in the comparable periods of 2011.

Total distributable earnings were $406.1 million and $570.2 million for the quarter and six months ended June 30, 2012, respectively, up from $142.9 million and $450.7 million in the comparable periods of 2011.

Economic net income (“ENI”) was $546.1 million and $1,273.3 million for the quarter and six months ended June 30, 2012, respectively, up from $315.0 million and $1,057.5 million in the comparable periods of 2011.

After-tax ENI was $0.74 and $1.73 per adjusted unit for the quarter and six months ended June 30, 2012, respectively, up from $0.36 and $1.32 per adjusted unit in the comparable periods of 2011.

Book value was $6.5 billion on a segment basis as of June 30, 2012, representing $9.28 per adjusted unit.

KKR & Co. L.P. declares a second quarter distribution of $0.13 per common unit.

NEW YORK--(BUSINESS WIRE)--July 27, 2012--KKR & Co. L.P. (NYSE: KKR) today reported its second quarter 2012 results.

For the quarter and six months ended June 30, 2012, the carrying value of KKR’s private equity investment portfolio appreciated 5.1% and 14.5%, respectively, driving meaningful ENI. ENI was $546.1 million and $1,273.3 million for the quarter and six months ended June 30, 2012, respectively, up from $315.0 million and $1,057.5 million in the comparable periods of 2011. The increase in both comparable periods was primarily due to greater investment income earned from our principal investments as well as a higher level of net carried interest earned from our private equity funds.

AUM and fee paying assets under management (“FPAUM”) were $61.5 billion and $47.2 billion, respectively as of June 30, 2012, both down slightly from March 31, 2012. The decreases in both AUM and FPAUM were primarily attributable to distributions to limited partners of our investment funds, largely offset by investment appreciation during the period and new capital raised. Neither of these measures includes capital-raising for our eleventh North American private equity fund nor our second Asian private equity fund.

Our infrastructure fund had a final close during the second quarter on over $1 billion, which, in addition to the $1.3 billion of already committed infrastructure-related separate accounts, brings total infrastructure committed capital to $2.4 billion. Our natural resources fund also had a close during the quarter, bringing total commitments to $1.25 billion, which, in addition to $350 million of capital outside the fund, brings total committed capital for natural resources to $1.6 billion.

During the second quarter of 2012, we announced an agreement to acquire Prisma Capital Partners LP and its affiliates (“Prisma”), a leading provider of customized hedge fund solutions. The transaction is expected to close in the fourth quarter 2012. As of April 1, 2012, Prisma had $7.8 billion of assets under management.

“In the second quarter, we completed or announced transactions which are expected to return over $4 billion of capital to our private equity investors, continued to grow our Asian private equity and Energy and Infrastructure platforms, and announced the Prisma acquisition,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Against a challenging economic and capital markets backdrop, we are pleased with our results.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation and reconciliation of total distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter and six months ended June 30, 2012 included net income attributable to KKR & Co. L.P. of $146.3 million and $336.7 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.58 and $1.37, respectively, on a diluted basis. For the quarter and six months ended June 30, 2011, net income attributable to KKR & Co. L.P. was $39.6 million and $199.2 million, respectively, and net income attributable to KKR & Co. L.P. per common unit was $0.18 and $0.92, respectively, on a diluted basis. The increases in both comparable periods was primarily due to a higher level of investment appreciation recorded in net gains (losses) from investment activities in the condensed consolidated statements of operations. This increase in net gains (losses) from investment activities was partially offset by (i) a decrease in fees primarily due to lower monitoring and transaction fees and (ii) an increase in compensation and benefits expense. The increase in compensation and benefits expense was primarily attributable to a higher carry pool allocation as a result of the recognition of higher carried interest during the quarter and six months ended June 30, 2012 compared to the comparable periods in 2011.

SEGMENT RESULTS

Private Markets

AUM was $45.5 billion as of June 30, 2012, a decrease of $0.5 billion, or 1.1%, compared to AUM of $46.0 billion as of March 31, 2012. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations, partially offset by appreciation in the fair value of our private equity portfolio and to a lesser extent new capital raised.

FPAUM was $37.9 billion as of June 30, 2012, down slightly from $38.0 billion as of March 31, 2012. Unfavorable changes in foreign exchange related to euro-denominated commitments and invested capital and distributions to the limited partners of our private equity funds arising from realizations were offset by new capital raised during the period.

FRE was $36.2 million for the quarter ended June 30, 2012, a decrease of $1.6 million, or 4.2%, compared to FRE of $37.8 million for the quarter ended June 30, 2011. The decrease was primarily attributable to lower monitoring fees as a result of a $7.8 million termination payment on a monitoring agreement with a portfolio company during the second quarter of 2011, which impacted FRE by $1.9 million net of associated fee credits.

FRE was $74.0 million for the six months ended June 30, 2012, a decrease of $54.4 million, or 42.4%, compared to FRE of $128.4 million for the six months ended June 30, 2011. The decrease was primarily driven by (i) lower monitoring fees as a result of $76.6 million of termination payments on monitoring agreements with three portfolio companies during the six months ended June 30, 2011, which impacted FRE by $39.7 million net of associated fee credits and (ii) lower transaction fees during the six months ended June 30, 2012 as a result of closing relatively smaller transaction fee-generating investments, which in turn produced lower transaction fees.

ENI was $174.7 million for the quarter ended June 30, 2012, an increase of $46.5 million, or 36.3%, compared to ENI of $128.2 million for the quarter ended June 30, 2011. The increase was primarily attributable to higher net carried interest driven by a higher level of appreciation in our private equity portfolio.

ENI was $440.1 million for the six months ended June 30, 2012, an increase of $35.2 million, or 8.7%, compared to ENI of $404.9 million for the six months ended June 30, 2011. The increase was primarily driven by higher net carried interest resulting from a higher level of appreciation in our private equity portfolio, partially offset by the decrease in FRE discussed above.

Public Markets

AUM was $16.0 billion as of June 30, 2012, a decrease of $0.3 billion, or 1.8%, compared to AUM of $16.3 billion as of March 31, 2012. The decrease was primarily attributable to distributions to credit strategy investors partially offset by new capital raised. FPAUM was $9.3 billion as of June 30, 2012, unchanged from March 31, 2012, as new capital raised during the quarter was offset by distributions to credit strategy investors.

FRE was $12.3 million for the quarter ended June 30, 2012, a decrease of $8.5 million, or 40.9%, compared to FRE of $20.8 million for the quarter ended June 30, 2011. FRE was $27.7 million for the six months ended June 30, 2012, a decrease of $7.6 million, or 21.5%, compared to FRE of $35.3 million for the six months ended June 30, 2011. The decrease in both comparable periods was primarily due to lower incentive fees earned, partially offset by higher management fees related to new capital raised over the past year.

ENI was $6.8 million for the quarter ended June 30, 2012, a decrease of $14.6 million, or 68.2%, compared to ENI of $21.4 million for the quarter ended June 30, 2011. The decrease was primarily attributable to the decrease in FRE discussed above and to a lesser extent the reversal of previously recognized carried interest. ENI was $30.7 million for the six months ended June 30, 2012, a decrease of $6.5 million, or 17.5%, compared to ENI of $37.2 million for the six months ended June 30, 2011. The decrease was primarily driven by the decline in FRE discussed above.

Capital Markets and Principal Activities

FRE was $21.2 million for the quarter ended June 30, 2012, an increase of $3.7 million, or 21.1%, compared to FRE of $17.5 million for the quarter ended June 30, 2011. FRE was $41.5 million for the six months ended June 30, 2012, an increase of $2.9 million, or 7.5%, compared to FRE of $38.6 million for the six months ended June 30, 2011. The increase in both comparative periods was primarily driven by a higher level of overall capital markets transaction activity, partially offset by higher compensation expense, both of which reflect the growth and continued expansion of this business.

ENI was $364.5 million for the quarter ended June 30, 2012, an increase of $199.0 million, or 120.2%, compared to ENI of $165.5 million for the quarter ended June 30, 2011. ENI was $802.6 million for the six months ended June 30, 2012, an increase of $187.2 million, or 30.4%, compared to ENI of $615.4 million for the six months ended June 30, 2011. The increase in both comparative periods was primarily due to a higher level of investment income from our principal investments.

CAPITAL AND LIQUIDITY

As of June 30, 2012, KKR had $1,206.4 million of cash and short-term investments on a segment basis and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $750.0 million (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of June 30, 2012).

As of June 30, 2012, KKR’s portion of total uncalled commitments to its investment funds was $594.5 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
European Fund III	$248,400
2006 Fund	109,400
Asian Fund	63,000
Infrastructure	38,800
E2 Investors (Annex Fund)	28,100
Natural Resources	13,400
China Growth Fund	6,400
Other Private Markets Commitments	3,800
Total Private Markets Commitments	511,300

Public Markets
Direct Lending Fund	46,300
Mezzanine Fund	29,400
Special Situations Vehicles	7,500
Total Public Markets Commitments	83,200

Total Uncalled Commitments	$594,500

DISTRIBUTION

A distribution of $0.13 per common unit will be paid on August 21, 2012 to unitholders of record as of the close of business on August 6, 2012.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Friday, July 27, 2012 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 795-3638 (U.S. callers) or +1 (719) 325-4898 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 2450069, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/alerts.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Public Investors section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $61.5 billion in assets under management as of June 30, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed and syndicated dollars invested, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to consummate the acquisition of Prisma as contemplated, if at all, or to realize the anticipated synergies from the transaction; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Fees	$112,360	$117,612	$228,667	$349,455

Expenses
Compensation and Benefits	280,640	272,415	653,050	628,969
Occupancy and Related Charges	14,095	12,829	29,292	25,383
General, Administrative and Other	54,004	46,042	111,655	100,686
Total Expenses	348,739	331,286	793,997	755,038

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,601,688	1,319,089	4,688,553	3,806,298
Dividend Income	79,919	31,215	252,858	36,023
Interest Income	87,892	88,749	164,091	154,117
Interest Expense	(16,884)	(17,371)	(34,889)	(34,623)
Total Investment Income (Loss)	1,752,615	1,421,682	5,070,613	3,961,815

Income (Loss) Before Taxes	1,516,236	1,208,008	4,505,283	3,556,232

Income Taxes	11,093	25,605	28,165	56,388

Net Income (Loss)	1,505,143	1,182,403	4,477,118	3,499,844

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	3,285	-	8,557	-
Net Income (Loss) Attributable to
Noncontrolling Interests	1,355,597	1,142,782	4,131,864	3,300,658

Net Income (Loss) Attributable to KKR & Co. L.P.	$146,261	$39,621	$336,697	$199,186

Distributions Declared per KKR & Co. L.P. Common Unit	$0.13	$0.11	$0.28	$0.32

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.62	$0.18	$1.45	$0.92
Diluted (a)	$0.58	$0.18	$1.37	$0.92
Weighted Average Common Units Outstanding
Basic	235,781,983	219,188,351	232,440,659	216,349,760
Diluted (a)	252,507,802	220,213,799	245,169,954	216,880,234

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fees
Management and incentive fees:
Management fees	$129,626	$128,643	$126,229	$258,269	$253,779
Incentive fees	4,057	9,670	16,146	13,727	28,159
Management and incentive fees	133,683	138,313	142,375	271,996	281,938

Monitoring and transaction fees:
Monitoring fees	27,786	25,822	30,653	53,608	121,080
Transaction fees	43,706	44,298	34,885	88,004	122,161
Fee credits	(16,689)	(19,343)	(12,211)	(36,032)	(85,203)
Net monitoring and transaction fees	54,803	50,777	53,327	105,580	158,038

Total fees	188,486	189,090	195,702	377,576	439,976

Expenses
Compensation and benefits	62,746	62,724	63,110	125,470	126,250
Occupancy and related charges	13,239	14,461	12,122	27,700	23,981
Other operating expenses	42,729	38,549	44,337	81,278	87,409
Total expenses (a)	118,714	115,734	119,569	234,448	237,640

Fee Related Earnings	69,772	73,356	76,133	143,128	202,336

Investment income (loss)
Gross carried interest	282,874	469,364	201,384	752,238	533,505
Less: allocation to KKR carry pool	(112,553)	(191,506)	(79,591)	(304,059)	(219,106)
Less: management fee refunds (b)	(32,804)	(40,708)	(31,905)	(73,512)	(36,709)
Net carried interest	137,517	237,150	89,888	374,667	277,690
Other investment income (loss)	340,103	419,907	149,956	760,010	580,131
Total investment income (loss)	477,620	657,057	239,844	1,134,677	857,821

Income (Loss) before noncontrolling interests
in Income of consolidated entities	547,392	730,413	315,977	1,277,805	1,060,157
Income (Loss) attributable to
noncontrolling interests	1,277	3,211	951	4,488	2,611

Economic Net Income (Loss)	$546,115	$727,202	$315,026	$1,273,317	$1,057,546

Provision for Income Taxes	25,857	43,383	69,721	69,240	158,460

Economic Net Income (Loss), After Taxes (c)	$520,258	$683,819	$245,305	$1,204,077	$899,086

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.74	$0.99	$0.36	$1.73	$1.32

Assets Under Management	$61,488,900	$62,292,600	$61,940,200	$61,488,900	$61,940,200
Fee Paying Assets Under Management	$47,200,500	$47,226,500	$46,435,900	$47,200,500	$46,435,900
Committed Dollars Invested and Syndicated Capital	$680,200	$1,033,000	$497,100	$1,713,200	$1,624,200
Uncalled Commitments	$10,610,300	$11,015,100	$13,698,900	$10,610,300	$13,698,900

Other Information
Fee Related Earnings	$69,772	$73,356	$76,133	$143,128	$202,336
Plus: depreciation and amortization	3,093	2,553	2,609	5,646	5,250
Fee Related EBITDA	$72,865	$75,909	$78,742	$148,774	$207,586

Distributed Earnings	$104,548	$111,486	$103,248	$216,034	$296,186
Plus: Net realized principal investment income	301,580	52,618	39,681	354,198	154,524
Total Distributable Earnings (c)	$406,128	$164,104	$142,929	$570,232	$450,710

GAAP interest expense	$16,884	$18,005	$17,371	$34,889	$34,623
Less: interest expense related to debt obligations
from investment financing arrangements	7,461	8,073	6,772	15,534	13,329
Core Interest Expense (c)	$9,423	$9,932	$10,599	$19,355	$21,294

(a)	Excludes a $14.1 million, $16.3 million and $4.4 million charge for non-cash equity based compensation during the quarters ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. In addition, excludes a $30.4 million and $4.4 million charge for non-cash equity based compensation during the six months ended June 30, 2012 and 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.

(b)	As of June 30, 2012, $49.0 million of carried interest is subject to management fee refunds, which may reduce carried interest in future periods.

(c)	See definitions for after-tax ENI, adjusted units, total distributable earnings, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fees
Management and incentive fees:
Management fees	$107,170	$106,912	$106,679	$214,082	$216,936
Incentive fees	-	-	-	-	-
Management and incentive fees	107,170	106,912	106,679	214,082	216,936

Monitoring and transaction fees:
Monitoring fees	27,786	25,822	30,653	53,608	121,080
Transaction fees	10,768	11,667	8,132	22,435	61,310
Fee credits	(15,642)	(17,706)	(12,113)	(33,348)	(82,900)
Net monitoring and transaction fees	22,912	19,783	26,672	42,695	99,490

Total fees	130,082	126,695	133,351	256,777	316,426

Expenses
Compensation and benefits	45,991	44,486	46,205	90,477	92,180
Occupancy and related charges	11,633	12,805	10,944	24,438	21,519
Other operating expenses	36,230	31,675	38,424	67,905	74,308
Total expenses	93,854	88,966	95,573	182,820	188,007

Fee Related Earnings	36,228	37,729	37,778	73,957	128,419

Investment income (loss)
Gross carried interest	291,786	454,505	201,331	746,291	530,378
Less: allocation to KKR carry pool	(116,118)	(185,562)	(79,570)	(301,680)	(217,855)
Less: management fee refunds	(32,804)	(40,708)	(31,905)	(73,512)	(36,709)
Net carried interest	142,864	228,235	89,856	371,099	275,814
Other investment income (loss)	(3,990)	1,652	690	(2,338)	1,757
Total investment income (loss)	138,874	229,887	90,546	368,761	277,571

Income (Loss) before noncontrolling interests
in Income of consolidated entities	175,102	267,616	128,324	442,718	405,990
Income (Loss) attributable to
noncontrolling interests	358	2,296	168	2,654	1,095

Economic Net Income (Loss)	$174,744	$265,320	$128,156	$440,064	$404,895

Assets Under Management	$45,528,100	$45,986,400	$47,071,900	$45,528,100	$47,071,900
Fee Paying Assets Under Management	$37,858,300	$37,974,800	$38,430,300	$37,858,300	$38,430,300
Committed Dollars Invested	$606,300	$576,200	$420,300	$1,182,500	$1,230,000
Uncalled Commitments	$9,304,500	$9,596,700	$12,456,800	$9,304,500	$12,456,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fees
Management and incentive fees:
Management fees	$22,456	$21,731	$19,550	$44,187	$36,843
Incentive fees	4,057	9,670	16,146	13,727	28,159
Management and incentive fees	26,513	31,401	35,696	57,914	65,002

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	1,319	2,422	356	3,741	4,085
Fee credits	(1,047)	(1,637)	(98)	(2,684)	(2,303)
Net monitoring and transaction fees	272	785	258	1,057	1,782

Total fees	26,785	32,186	35,954	58,971	66,784

Expenses
Compensation and benefits	9,229	11,382	10,664	20,611	21,823
Occupancy and related charges	1,366	1,418	818	2,784	1,773
Other operating expenses	3,880	3,977	3,634	7,857	7,842
Total expenses	14,475	16,777	15,116	31,252	31,438

Fee Related Earnings	12,310	15,409	20,838	27,719	35,346

Investment income (loss)
Gross carried interest	(8,912)	14,859	53	5,947	3,127
Less: allocation to KKR carry pool	3,565	(5,944)	(21)	(2,379)	(1,251)
Less: management fee refunds	-	-	-	-	-
Net carried interest	(5,347)	8,915	32	3,568	1,876
Other investment income (loss)	(12)	(23)	661	(35)	310
Total investment income (loss)	(5,359)	8,892	693	3,533	2,186

Income (Loss) before noncontrolling interests
in Income of consolidated entities	6,951	24,301	21,531	31,252	37,532
Income (Loss) attributable to
noncontrolling interests	123	431	178	554	316

Economic Net Income (Loss)	$6,828	$23,870	$21,353	$30,698	$37,216

Assets Under Management	$15,960,800	$16,306,200	$14,868,300	$15,960,800	$14,868,300
Fee Paying Assets Under Management	$9,342,200	$9,251,700	$8,005,600	$9,342,200	$8,005,600
Committed Dollars Invested	$73,900	$206,200	$76,800	$280,100	$394,200
Uncalled Commitments	$1,305,800	$1,418,400	$1,242,100	$1,305,800	$1,242,100

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	31,619	30,209	26,397	61,828	56,766
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	31,619	30,209	26,397	61,828	56,766

Total fees	31,619	30,209	26,397	61,828	56,766

Expenses
Compensation and benefits	7,526	6,856	6,241	14,382	12,247
Occupancy and related charges	240	238	360	478	689
Other operating expenses	2,619	2,897	2,279	5,516	5,259
Total expenses	10,385	9,991	8,880	20,376	18,195

Fee Related Earnings	21,234	20,218	17,517	41,452	38,571

Investment income (loss)
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss)	344,105	418,278	148,605	762,383	578,064
Total investment income (loss)	344,105	418,278	148,605	762,383	578,064

Income (Loss) before noncontrolling interests
in Income of consolidated entities	365,339	438,496	166,122	803,835	616,635
Income (Loss) attributable to
noncontrolling interests	796	484	605	1,280	1,200

Economic Net Income (Loss)	$364,543	$438,012	$165,517	$802,555	$615,435

Syndicated Capital	$-	$250,600	$-	$250,600	$428,700

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended June 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$107,170	$22,456	$-	$129,626
Incentive fees	-	4,057	-	4,057
Management and incentive fees	107,170	26,513	-	133,683

Monitoring and transaction fees:
Monitoring fees	27,786	-	-	27,786
Transaction fees	10,768	1,319	31,619	43,706
Fee credits	(15,642)	(1,047)	-	(16,689)
Net monitoring and transaction fees	22,912	272	31,619	54,803

Total fees	130,082	26,785	31,619	188,486

Expenses
Compensation and benefits	45,991	9,229	7,526	62,746
Occupancy and related charges	11,633	1,366	240	13,239
Other operating expenses	36,230	3,880	2,619	42,729
Total expenses	93,854	14,475	10,385	118,714

Fee Related Earnings	36,228	12,310	21,234	69,772

Investment income (loss)
Gross carried interest	291,786	(8,912)	-	282,874
Less: allocation to KKR carry pool	(116,118)	3,565	-	(112,553)
Less: management fee refunds	(32,804)	-	-	(32,804)
Net carried interest	142,864	(5,347)	-	137,517
Other investment income (loss)	(3,990)	(12)	344,105	340,103
Total investment income (loss)	138,874	(5,359)	344,105	477,620

Income (Loss) before noncontrolling interests
in Income of consolidated entities	175,102	6,951	365,339	547,392
Income (Loss) attributable to
noncontrolling interests	358	123	796	1,277

Economic Net Income (Loss)	$174,744	$6,828	$364,543	$546,115

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended March 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,912	$21,731	$-	$128,643
Incentive fees	-	9,670	-	9,670
Management and incentive fees	106,912	31,401	-	138,313

Monitoring and transaction fees:
Monitoring fees	25,822	-	-	25,822
Transaction fees	11,667	2,422	30,209	44,298
Fee credits	(17,706)	(1,637)	-	(19,343)
Net monitoring and transaction fees	19,783	785	30,209	50,777

Total fees	126,695	32,186	30,209	189,090

Expenses
Compensation and benefits	44,486	11,382	6,856	62,724
Occupancy and related charges	12,805	1,418	238	14,461
Other operating expenses	31,675	3,977	2,897	38,549
Total expenses	88,966	16,777	9,991	115,734

Fee Related Earnings	37,729	15,409	20,218	73,356

Investment income (loss)
Gross carried interest	454,505	14,859	-	469,364
Less: allocation to KKR carry pool	(185,562)	(5,944)	-	(191,506)
Less: management fee refunds	(40,708)	-	-	(40,708)
Net carried interest	228,235	8,915	-	237,150
Other investment income (loss)	1,652	(23)	418,278	419,907
Total investment income (loss)	229,887	8,892	418,278	657,057

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,616	24,301	438,496	730,413
Income (Loss) attributable to
noncontrolling interests	2,296	431	484	3,211

Economic Net Income (Loss)	$265,320	$23,870	$438,012	$727,202

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended June 30, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,679	$19,550	$-	$126,229
Incentive fees	-	16,146	-	16,146
Management and incentive fees	106,679	35,696	-	142,375

Monitoring and transaction fees:
Monitoring fees	30,653	-	-	30,653
Transaction fees	8,132	356	26,397	34,885
Fee credits	(12,113)	(98)	-	(12,211)
Net monitoring and transaction fees	26,672	258	26,397	53,327

Total fees	133,351	35,954	26,397	195,702

Expenses
Compensation and benefits	46,205	10,664	6,241	63,110
Occupancy and related charges	10,944	818	360	12,122
Other operating expenses	38,424	3,634	2,279	44,337
Total expenses	95,573	15,116	8,880	119,569

Fee Related Earnings	37,778	20,838	17,517	76,133

Investment income (loss)
Gross carried interest	201,331	53	-	201,384
Less: allocation to KKR carry pool	(79,570)	(21)	-	(79,591)
Less: management fee refunds	(31,905)	-	-	(31,905)
Net carried interest	89,856	32	-	89,888
Other investment income (loss)	690	661	148,605	149,956
Total investment income (loss)	90,546	693	148,605	239,844

Income (Loss) before noncontrolling interests
in Income of consolidated entities	128,324	21,531	166,122	315,977
Income (Loss) attributable to
noncontrolling interests	168	178	605	951

Economic Net Income (Loss)	$128,156	$21,353	$165,517	$315,026

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Six Months Ended June 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$214,082	$44,187	$-	$258,269
Incentive fees	-	13,727	-	13,727
Management and incentive fees	214,082	57,914	-	271,996

Monitoring and transaction fees:
Monitoring fees	53,608	-	-	53,608
Transaction fees	22,435	3,741	61,828	88,004
Fee credits	(33,348)	(2,684)	-	(36,032)
Net monitoring and transaction fees	42,695	1,057	61,828	105,580

Total fees	256,777	58,971	61,828	377,576

Expenses
Compensation and benefits	90,477	20,611	14,382	125,470
Occupancy and related charges	24,438	2,784	478	27,700
Other operating expenses	67,905	7,857	5,516	81,278
Total expenses	182,820	31,252	20,376	234,448

Fee Related Earnings	73,957	27,719	41,452	143,128

Investment income (loss)
Gross carried interest	746,291	5,947	-	752,238
Less: allocation to KKR carry pool	(301,680)	(2,379)	-	(304,059)
Less: management fee refunds	(73,512)	-	-	(73,512)
Net carried interest	371,099	3,568	-	374,667
Other investment income (loss)	(2,338)	(35)	762,383	760,010
Total investment income (loss)	368,761	3,533	762,383	1,134,677

Income (Loss) before noncontrolling interests
in Income of consolidated entities	442,718	31,252	803,835	1,277,805
Income (Loss) attributable to
noncontrolling interests	2,654	554	1,280	4,488

Economic Net Income (Loss)	$440,064	$30,698	$802,555	$1,273,317

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Six Months Ended June 30, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$216,936	$36,843	$-	$253,779
Incentive fees	-	28,159	-	28,159
Management and incentive fees	216,936	65,002	-	281,938

Monitoring and transaction fees:
Monitoring fees	121,080	-	-	121,080
Transaction fees	61,310	4,085	56,766	122,161
Fee credits	(82,900)	(2,303)	-	(85,203)
Net monitoring and transaction fees	99,490	1,782	56,766	158,038

Total fees	316,426	66,784	56,766	439,976

Expenses
Compensation and benefits	92,180	21,823	12,247	126,250
Occupancy and related charges	21,519	1,773	689	23,981
Other operating expenses	74,308	7,842	5,259	87,409
Total expenses	188,007	31,438	18,195	237,640

Fee Related Earnings	128,419	35,346	38,571	202,336

Investment income (loss)
Gross carried interest	530,378	3,127	-	533,505
Less: allocation to KKR carry pool	(217,855)	(1,251)	-	(219,106)
Less: management fee refunds	(36,709)	-	-	(36,709)
Net carried interest	275,814	1,876	-	277,690
Other investment income (loss)	1,757	310	578,064	580,131
Total investment income (loss)	277,571	2,186	578,064	857,821

Income (Loss) before noncontrolling interests
in Income of consolidated entities	405,990	37,532	616,635	1,060,157
Income (Loss) attributable to
noncontrolling interests	1,095	316	1,200	2,611

Economic Net Income (Loss)	$404,895	$37,216	$615,435	$1,057,546

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of June 30, 2012
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$224,965	$13,549	$967,922		$1,206,436
Investments	-	-	5,021,774	(a)	5,021,774
Unrealized carry	657,960	5,015	-		662,975
Other assets	171,826	61,478	64,436		297,740
Total assets	$1,054,751	$80,042	$6,054,132		$7,188,925

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	126,174	18,213	22,078		166,465
Total liabilities	126,174	18,213	522,078		666,465

Noncontrolling interests	1,080	430	18,146		19,656

Book value	$927,497	$61,399	$5,513,908		$6,502,804

Book value per adjusted unit	$1.32	$0.09	$7.87		$9.28

As of December 31, 2011
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$296,717	$8,087	$684,637		$989,441
Investments	-	-	4,743,406		4,743,406
Unrealized carry	419,523	1,447	-		420,970
Other assets	139,432	58,360	63,799		261,591
Total assets	$855,672	$67,894	$5,491,842		$6,415,408

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	128,590	8,153	49,329		186,072
Total liabilities	128,590	8,153	549,329		686,072

Noncontrolling interests	(1,358)	729	19,381		18,752

Book value	$728,440	$59,012	$4,923,132		$5,710,584

Book value per adjusted unit	$1.06	$0.09	$7.14		$8.29

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows on pages 16 and 17.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS
(Amounts in thousands, except percentage amounts)

	As of June 30, 2012
Investment			Fair Value as
		Fair	a Percentage of
	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
Alliance Boots GmbH	$301,352	$561,154	11.2%
Dollar General Corporation	78,220	473,371	9.4%
HCA Inc.	171,227	460,255	9.2%
Samson Resources Corporation	237,514	237,514	4.7%
The Nielsen Company B.V.	134,603	234,610	4.7%
NXP B.V.	207,964	183,041	3.6%
US Foods	100,000	140,000	2.8%
Biomet, Inc.	151,444	121,155	2.4%
First Data Corporation	135,258	94,681	1.9%
ProSiebenSat.1 Media AG	226,913	81,490	1.6%
KION Group GmbH	128,058	70,498	1.4%
Energy Future Holdings Corp.	200,000	10,000	0.2%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,307,754	2,667,769	53.1%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	775,530	850,903	16.9%
KKR European Fund III L.P.	182,314	187,980	3.7%
KKR Millennium Fund L.P.	141,384	145,314	2.9%
KKR Asian Fund L.P.	96,535	135,696	2.7%
KKR European Fund II L.P.	89,611	80,233	1.6%
KKR European Fund L.P.	60,922	37,677	0.8%
KKR E2 Investors, L.P.	12,187	18,938	0.4%
KKR China Growth Fund L.P.	3,611	4,833	0.1%
Co-Investment Vehicles	524	587	0.0%
	1,362,618	1,462,161	29.1%

Private Equity Total	3,670,372	4,129,930	82.2%

Energy & Infrastructure Investment Vehicles
Royalties	44,674	44,674	0.9%
Infrastructure Fund	16,029	15,832	0.3%
Co-Investment Vehicles	10,477	11,467	0.2%
Natural Resources	9,801	7,713	0.2%
Energy & Infrastructure Total	80,981	79,686	1.6%

Private Markets Total	3,751,353	4,209,616	83.8%

Public Markets Investment Vehicles
Liquid Credit SMAs/Funds	170,000	187,138	3.7%
Long/Short Equities Funds	100,000	98,352	2.0%
Direct Lending	36,609	38,201	0.8%
Special Situations Vehicles	16,449	17,415	0.3%
Mezzanine Fund	15,253	17,016	0.3%
Public Markets Total	338,311	358,122	7.1%

Other	473,795	454,036	9.1%

Total Investments	$4,563,459	$5,021,774	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED
(Amounts in thousands, except percentage amounts)

	As of June 30, 2012
Investment			Fair Value as
		Fair	a Percentage
	Cost	Value	of Investments

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$352,382	$650,589	13.0%
Dollar General Corporation	108,535	626,223	12.5%
HCA Inc.	217,011	567,865	11.3%
Samson Resources Corporation	283,143	283,143	5.6%
The Nielsen Company B.V.	148,336	256,641	5.1%
	1,109,407	2,384,461	47.5%

Other investments	3,454,052	2,637,313	52.5%
Total Investments	$4,563,459	$5,021,774	100.0%

Investments by Geography:
North America	$2,807,769	$3,453,070	68.8%
Europe	1,530,193	1,302,863	25.9%
Asia-Pacific	225,497	265,841	5.3%
Total Investments	$4,563,459	$5,021,774	100.0%

Investments by Industry:
Healthcare	817,934	1,418,190	28.2%
Financial Services	1,149,743	1,069,935	21.3%
Retail	365,088	891,646	17.8%
Media/Telecom	753,558	472,536	9.4%
Technology	395,553	389,890	7.8%
Energy	656,431	380,193	7.6%
Industrial	258,823	226,085	4.5%
Consumer Products	103,327	100,041	2.0%
Other	63,002	73,258	1.4%
Total Investments	$4,563,459	$5,021,774	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of June 30, 2012. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT
(Amounts in thousands)

Assets Under Management
	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2012

March 31, 2012	$45,986,400	$16,306,200		$62,292,600

New Capital Raised	397,400	495,500		892,900
Distributions	(2,535,800)	(730,100)	(a)	(3,265,900)
Foreign Exchange	(114,400)	-		(114,400)
Change in Value	1,794,500	(110,800)		1,683,700

June 30, 2012	$45,528,100	$15,960,800		$61,488,900

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Six Months Ended June 30, 2012

December 31, 2011	$43,627,900	$15,380,700		$59,008,600

New Capital Raised	456,900	990,400		1,447,300
Distributions	(3,287,000)	(851,900)	(a)	(4,138,900)
Foreign Exchange	(63,200)	-		(63,200)
Change in Value	4,793,500	441,600		5,235,100

June 30, 2012	$45,528,100	$15,960,800		$61,488,900

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Trailing Twelve Months Ended June 30, 2012

June 30, 2011	$47,071,900	$14,868,300		$61,940,200

New Capital Raised	1,987,800	2,198,100		4,185,900
Distributions	(5,876,800)	(1,538,700)	(b)	(7,415,500)
Foreign Exchange	(326,700)	-		(326,700)
Change in Value	2,671,900	433,100		3,105,000

June 30, 2012	$45,528,100	$15,960,800		$61,488,900

Fee Paying Assets Under Management
	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2012

March 31, 2012	$37,974,800	$9,251,700		$47,226,500

New Capital Raised	395,800	494,900		890,700
Distributions	(159,900)	(460,400)	(a)	(620,300)
Foreign Exchange	(346,000)	-		(346,000)
Change in Value	(6,400)	56,000		49,600

June 30, 2012	$37,858,300	$9,342,200		$47,200,500

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Six Months Ended June 30, 2012

December 31, 2011	$37,869,700	$8,527,600		$46,397,300

New Capital Raised	454,600	1,006,000		1,460,600
Distributions	(283,200)	(502,800)	(a)	(786,000)
Foreign Exchange	(194,100)	-		(194,100)
Change in Value	11,300	311,400		322,700

June 30, 2012	$37,858,300	$9,342,200		$47,200,500

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Trailing Twelve Months Ended June 30, 2012

June 30, 2011	$38,430,300	$8,005,600		$46,435,900

New Capital Raised	1,835,800	2,010,500		3,846,300
Distributions	(1,433,100)	(973,400)	(b)	(2,406,500)
Foreign Exchange	(959,500)	-		(959,500)
Change in Value	(15,200)	299,500		284,300

June 30, 2012	$37,858,300	$9,342,200		$47,200,500

(a)	Includes $250.0 million of redemptions.

(b)	Includes $550.0 million of redemptions.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of June 30, 2012
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
China Growth Fund	11/2010	11/2016	$1,010.0	$674.9	1.0%	$335.1	$-	$335.1	$429.2
E2 Investors (Annex Fund)	8/2009	11/2012	530.7	376.5	4.3%	154.2	-	154.2	245.4
European Fund III	3/2008	3/2014	5,845.1	2,932.4	4.6%	2,912.7	-	2,912.8	2,889.0
Asian Fund	7/2007	7/2013	3,983.2	1,195.5	2.5%	2,787.7	211.1	2,642.3	4,322.0
2006 Fund	9/2006	9/2012	17,642.2	1,479.4	2.1%	16,162.8	6,348.0	12,349.7	16,386.2
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	1,592.1	4,616.1	4,493.7
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	7,391.9	3,239.0	4,627.5
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,325.6	95.2	455.9
Total Private Equity Funds			43,847.4	6,658.7		37,188.7	23,868.7	26,344.4	33,848.9

Co-Investment Vehicles	Various	Various	2,221.8	308.7	Various	1,913.1	1,160.4	1,632.7	2,630.7
Total Private Equity			46,069.2	6,967.4		39,101.8	25,029.1	27,977.1	36,479.6

Energy & Infrastructure
Natural Resources	Various	Various	1,224.6	803.8	Various	420.8	24.7	412.1	335.8
Infrastructure	Various	Various	1,040.3	852.7	4.8%	187.6	1.7	187.6	185.2
Co-Investment Vehicles	Various	Various	1,863.2	680.6	Various	1,182.6	110.3	1,182.6	1,293.2
Energy & Infrastructure Total			4,128.1	2,337.1		1,791.0	136.7	1,782.3	1,814.2

Private Markets Total			50,197.3	9,304.5		40,892.8	25,165.8	29,759.4	38,293.8

Public Markets

Special Situations Vehicles	Various	Various	1,835.2	486.3	Various	1,348.9	113.9	1,348.9	1,414.3
Mezzanine Fund	3/2010	8/2015	987.0	644.3	4.6%	342.7	11.1	342.7	373.4
Lending Partners	12/2011	12/2014	286.8	175.2	29.0%	111.6	-	111.6	116.5

Public Markets Total			3,109.0	1,305.8		1,803.2	125.0	1,803.2	1,904.2

Grand Total			$53,306.3	$10,610.3		$42,696.0	$25,290.8	$31,562.6	$40,198.0

* Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

FRE (a)	$69,772	$73,356	$76,133	$143,128	$202,336
Realized cash carry	39,360	44,927	32,725	84,287	105,952
Net realized principal investment income	301,580	52,618	39,681	354,198	154,524
Less: local income taxes	(3,307)	(3,586)	(4,659)	(6,893)	(9,491)
Less: noncontrolling interests	(1,277)	(3,211)	(951)	(4,488)	(2,611)
Total Distributable Earnings	406,128	164,104	142,929	570,232	450,710

Less: net realized principal investment income	(301,580)	(52,618)	(39,681)	(354,198)	(154,524)

Distributed Earnings	104,548	111,486	103,248	216,034	296,186

Distributed Earnings to KKR & Co. L.P. (b)	36,401	37,800	33,639	74,201	94,742

Less: estimated current corporate income taxes	(4,268)	(4,022)	(8,492)	(8,290)	(23,089)

Distributed Earnings to KKR & Co. L.P., After Taxes	$32,133	$33,778	$25,147	$65,911	$71,653

Distribution per KKR & Co. L.P. common unit	0.13	0.15	0.11	0.28	0.32

Outstanding KKR & Co. L.P common units	238,155,157	231,698,206	222,531,607

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.

(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business as of June 30, 2012.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute net realized principal investment income, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to investors in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to investors as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to investors as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. Net realized principal investment income includes, with respect to KKR’s principal investments (i) realized investment gains and losses, (ii) dividend income and (iii) interest income, net of interest expense, earned from KKR’s principal investments. KKR does not intend to distribute net realized principal investment income other than certain additional distributions that KKR may determine to make, which are intended to cover certain tax liabilities, as calculated by KKR. See “Distribution Policy.” We believe this measure is useful to investors as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders, subject to KKR’s distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to investors as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to investors as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to investors as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to investors as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to investors as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to investors as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests in consolidated investment vehicles and other entities that are attributable to noncontrolling interests.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to investors as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS - UNAUDITED)
TO AFTER TAX ENI PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2012	March 31, 2012	June 30, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.62	$0.83	$0.18
Weighted Average Common Units Outstanding	235,781,983	229,099,335	219,188,351
Net income (loss) attributable to KKR & Co. L.P.	146,261	190,436	39,621
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	292,833	404,191	128,026
Plus: Non-cash equity based charges	93,540	114,341	120,693
Plus: Amortization of intangibles and other, net	2,388	1,162	1,081
Plus: Income taxes	11,093	17,072	25,605
Economic net income (loss)	546,115	727,202	315,026
Less: Provision for income taxes	25,857	43,383	69,721
Economic net income (loss) after taxes	520,258	683,819	245,305
Adjusted units	700,720,686	692,097,188	684,043,456
Economic net income (loss) after taxes per adjusted unit	$0.74	$0.99	$0.36

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$1.45	$0.92
Weighted Average Common Units Outstanding	232,440,659	216,349,760
Net income (loss) attributable to KKR & Co. L.P.	336,697	199,186
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	697,024	536,930
Plus: Non-cash equity based charges	207,881	262,675
Plus: Amortization of intangibles and other, net	3,550	2,367
Plus: Income taxes	28,165	56,388
Economic net income (loss)	1,273,317	1,057,546
Less: Provision for income taxes	69,240	158,460
Economic net income (loss) after taxes	1,204,077	899,086
Adjusted units	696,408,937	683,543,217
Economic net income (loss) after taxes per adjusted unit	$1.73	$1.32

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS - UNAUDITED)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS AND FEE RELATED EBITDA
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2012	March 31, 2012	June 30, 2011

Net income (loss) attributable to KKR & Co. L.P.	$146,261	$190,436	$39,621
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	292,833	404,191	128,026
Plus: Non-cash equity based charges	93,540	114,341	120,693
Plus: Amortization of intangibles and other, net	2,388	1,162	1,081
Plus: Income taxes	11,093	17,072	25,605
Economic net income (loss)	546,115	727,202	315,026
Plus: Income attributable to segment noncontrolling interests	1,277	3,211	951
Less: Investment income (loss)	477,620	(657,057)	(239,844)
Fee related earnings	69,772	73,356	76,133
Plus: depreciation and amortization	3,093	2,553	2,609
Fee related EBITDA	$72,865	$75,909	$78,742

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011

Net income (loss) attributable to KKR & Co. L.P.	$336,697	$199,186
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	697,024	536,930
Plus: Non-cash equity based charges	207,881	262,675
Plus: Amortization of intangibles and other, net	3,550	2,367
Plus: Income taxes	28,165	56,388
Economic net income (loss)	1,273,317	1,057,546
Plus: Income attributable to segment noncontrolling interests	4,488	2,611
Less: Investment income (loss)	1,134,677	(857,821)
Fee related earnings	143,128	202,336
Plus: depreciation and amortization	5,646	5,250
Fee related EBITDA	$148,774	$207,586

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS - UNAUDITED)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	June 30, 2012	December 31, 2011

KKR & Co. L.P. partners’ capital	$1,694,820	$1,328,698

Plus: Noncontrolling interests held by KKR Holdings L.P.	4,795,697	4,342,157

Plus: Equity impact of KKR Management Holdings Corp. and other	12,287	39,729

Book value	6,502,804	5,710,584

Adjusted units	700,703,787	689,392,861

Book value per adjusted unit	$9.28	$8.29

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS - UNAUDITED)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS)
(Amounts in thousands)

	As of	As of
	June 30, 2012	December 31, 2011

Cash and cash equivalents	$738,958	$843,261

Plus: Liquid short-term investments	467,478	146,180

Cash and short-term investments	$1,206,436	$989,441

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Weighted Average GAAP Common Units Outstanding - Basic	235,781,983	229,099,335	219,188,351
Weighted Average Unvested Common Units(a)	16,725,819	8,732,771	1,025,448
Weighted Average GAAP Common Units Outstanding - Diluted	252,507,802	237,832,106	220,213,799
Adjustments:
Weighted Average KKR Holdings Units(b)	448,212,884	454,265,082	463,829,657
Weighted Average Adjusted Units	700,720,686	692,097,188	684,043,456

	Six Months Ended
	June 30, 2012	June 30, 2011
Weighted Average GAAP Common Units Outstanding - Basic	232,440,659	216,349,760
Weighted Average Unvested Common Units(a)	12,729,295	530,474
Weighted Average GAAP Common Units Outstanding - Diluted	245,169,954	216,880,234
Adjustments:
Weighted Average KKR Holdings Units(b)	451,238,983	466,662,983
Weighted Average Adjusted Units	696,408,937	683,543,217

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	June 30, 2012	December 31, 2011
GAAP Common Units Outstanding - Basic	238,155,157	227,150,182
Unvested Common Units(a)	16,701,915	6,028,444
GAAP Common Units Outstanding - Diluted	254,857,072	233,178,626
Adjustments:
KKR Holdings Units(b)	445,846,715	456,214,235
Adjusted Units	700,703,787	689,392,861

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson
+1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller, +1-212-750-8300
media@kkr.com